UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Local Bounti Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Local Bounti Corporation
490 Foley Lane, Hamilton, MT 59840
Notice of Annual Meeting of Stockholders
To Be Held on June 11, 2025
You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Local Bounti Corporation (“Local Bounti,” “we,” “us,” or “our”) to be held on June 11, 2025, at 9 a.m. Mountain Time for the following purposes:
1.	To elect three Class I directors of our Board of Directors to serve for three years and until their successors are elected and qualified or until their earlier resignation or removal
2.	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025
3.	To approve, for purposes of complying with the rules of the New York Stock Exchange (“NYSE”), the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock
4.
To approve an amendment (the “2021 Plan Amendment”) to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares for which awards may be granted under the 2021 Plan by an additional 2,473,042 shares

5.	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is April 14, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment of the meeting. These materials are first being delivered to stockholders on or about April 17, 2025.
The Board of Directors recommends that you vote in favor of each of the nominees for director (Proposal 1) and in favor of Proposals 2, 3, and 4, each as described in the accompanying proxy statement.
Under the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. This proxy statement and our annual report for the year ended December 31, 2024, are available on our website at localbounti.com and proxyvote.com.
The Annual Meeting will be conducted exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025. There will not be a physical location for our Annual Meeting, and you will not be able to attend the meeting in person.
You are cordially invited to attend the Annual Meeting via live audiocast. Whether or not you expect to virtually attend the Annual Meeting, please vote on the matters to be considered as promptly as possible to ensure your representation at the Annual Meeting. You may vote via the internet, by telephone, or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote via live audiocast if you virtually attend the Annual Meeting by going to virtualshareholdermeeting.com/LOCL2025 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the meeting through the meeting website, please call the support team at the number listed on the website log-in screen.
By order of the Board of Directors

Margaret McCandless
Corporate Secretary
Hamilton, Montana
April 17, 2025
* Your vote is important, so please act today! *
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Local Bounti Corporation To Be Held on June 11, 2025
Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy via the internet, telephone, or mail. For additional instructions on voting by the internet or telephone, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote virtually. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your account manager to vote your shares.

Questions and Answers	1
Proposal 1 – Election of Directors	8
Director Compensation	11
Corporate Governance	12
Certain Relationships and Related Person Transactions	18
Executive Officers	20
Executive Compensation	21
Equity Compensation Plan Information	23
Security Ownership of Certain Beneficial Owners and Management	24
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	26
Principal Accountant Fees and Services	26
Report of the Audit Committee	27
Proposal 3 – Approval for purposes of complying with the rules of the NYSE, the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock	28
Proposal 4 – Approval of an Amendment to the 2021 Plan regarding Share Increase	30
Where You Can Find More Information	39
Form 10-K	39
Other Matters	39

i

Local Bounti Corporation
490 Foley Lane, Hamilton, MT 59840
Proxy Statement for
2025 Annual Meeting of Stockholders
The Board of Directors (the “Board”) of Local Bounti Corporation, a Delaware corporation (“Local Bounti,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Local Bounti to be held exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025 on June 11, 2025, at 9 a.m. Mountain Time, including at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held in a virtual-only format. You are invited to attend and vote your shares electronically at the Annual Meeting and submit questions by following the instructions available on the meeting website.
You are encouraged to log in to the website above before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.
We are mailing copies of the proxy materials, which include this proxy statement, a proxy card, and our annual report on Form 10-K for the year ended December 31, 2024, to stockholders beginning on or about April 17, 2025. You do not need to attend the Annual Meeting via live audiocast to vote your shares. Instead, you may vote your shares by proxy via the internet or by completing, signing, and returning the enclosed proxy card.
Questions and Answers
Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on June 11, 2025, at 9 a.m. Mountain Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on April 14, 2025, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting via live audio webcast, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by proxy by the internet or telephone or by completing, signing, and returning the enclosed proxy card.
How do I attend the Annual Meeting? The Annual Meeting will be held on June 11, 2025, at 9 a.m. Mountain Time exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
Who may vote? You are entitled to vote if our records show that you held one or more shares of our common stock at the close of business on April 14, 2025, the record date. On the record date, there were 10,677,002 shares of common stock outstanding and entitled to vote, and 44 holders of record. Each share entitles you to one vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” with respect to those shares.
You are a beneficial owner if, at the close of business on the record date, your shares were held by a broker, bank, trustee, or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares by following the voting instructions your broker, bank, trustee, or nominee provides. If you do not provide your broker, bank, trustee, or nominee with instructions on how to vote your shares, your broker, bank, trustee, or nominee will not be able to vote your shares with respect to any of the proposals except for routine proposals as described below.

What am I voting on? There are five matters scheduled for a vote and for which we are soliciting your proxy:
1.	The election of three Class I directors to serve on our Board for three years and until their successors are elected and qualified or until their earlier resignation or removal
2.	The ratification of our appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025
3.	The approval for purposes of complying with the rules of the NYSE, the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock
4.	The approval of an amendment to the 2021 Plan regarding share increase
You may vote “FOR” all the nominees to the Board, or you may “WITHHOLD” your vote for any nominees you specify. You may vote “FOR” or “AGAINST” Proposals 2, 3, and 4 or abstain from voting.
The Board recommends a vote “FOR” each nominee for director (Proposal 1) and “FOR” Proposals 2, 3 and 4.
We do not know of any business to be presented at the Annual Meeting other than the five proposals discussed above. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.
How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on April 14, 2025, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:
•
By Mail. You may vote by completing, signing, dating, and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

•	By Telephone. You can vote your shares by telephone by calling the phone number on the proxy card and following the voice instructions.
•
Via the Internet. You can vote your shares by the internet by following the instructions in the enclosed proxy card. The internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded. If you vote via the internet, you do not need to mail a proxy card.

•
Virtually at the Annual Meeting. If you virtually attend the meeting, you may vote by going to virtualshareholdermeeting.com/LOCL2025 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.

How do I vote if I hold my shares in street name? If, on the record date of April 14, 2025, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:
•
By Mail, Telephone, or the Internet. You should receive instructions from your bank, broker, or other nominee explaining how to vote your shares by mail, telephone, or the internet. If you wish to vote your shares by mail, telephone, or the internet, you should follow those instructions.

•	Virtually at the Annual Meeting. If you attend the meeting virtually, you will need to follow the instructions included on your broker-provided notice or proxy card.
If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers have the discretion to vote on routine matters but do not have the discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of WithumSmith+Brown, PC (Proposal 2) because it is deemed to be a routine matter, but the broker could not vote your shares for Proposal 1, the election of Class I directors, because it is deemed to be a non-routine matter.
If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regard to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.
How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.
With respect to Proposals 2, 3 and 4, the inspector of election will separately count “FOR,” “AGAINST,” or “ABSTAIN” votes. Abstentions and broker non-votes will not have an effect on Proposals 2, 3 and 4.
How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):
•	Proposal 1 – Election of our three nominees for Class I directors. The three nominees receiving the most “FOR” votes will be elected.
•
Proposal 2 – Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025. This proposal will be approved if the holders of a majority of votes cast affirmatively vote “FOR” the proposal.

•
Proposal 3 – Approval for purposes of complying with the rules of the NYSE, the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock. This proposal will be approved if the holders of a majority of votes cast affirmatively vote “FOR” the proposal.

•	Proposal 4 – Approval of an Amendment to the 2021 Plan regarding Share Increase. This proposal will be approved if the holders of a majority of votes cast affirmatively vote “FOR” the proposal.
What is the effect of abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and will have no impact for purposes of determining the approval of Proposals 1 through 4.

A summary of the voting provisions for the matters to be voted on at the Annual Meeting, provided a valid quorum is present or represented at the Annual Meeting, is as follows:

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Plurality	No impact	No impact
2	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes	Majority of votes cast affirmatively	No impact	Broker has the discretion to vote
3	Approval for purposes of complying with the rules of the NYSE, the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes cast affirmatively	No impact	No impact
4	Approval of an Amendment to the 2021 Plan regarding Share Increase	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes cast affirmatively	No impact	No impact

How will Local Bounti’s representative proxy holders vote for me? Kathleen Valiasek, our President, Chief Executive Officer, and Chief Financial Officer, and Margaret McCandless, our General Counsel and Corporate Secretary, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Annual Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date, and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.
Why is Local Bounti submitting Proposal 3 (the “NYSE Approval Proposal”) to its stockholders? Our common stock is listed on the NYSE, and we are subject to the rules set forth in the NYSE Listed Company Manual (the “NYSE rules”). Section 312.03 of the NYSE rules requires stockholder approval prior to the issuance of common stock, in any transaction or series of related transactions, that (i) involves issuances to directors, officers, substantial security holders, their affiliates or entities in which they have a substantial direct or indirect interest (312.03(b)); (ii) exceeds 20% of the voting power or the number of shares of our common stock outstanding immediately prior to the issuance of the common stock upon conversion of the Series A Preferred Stock (as defined herein) (312.03(c)); or (iii) will result in a “change of control” of the issuer (312.03(d)).
Because the issuance of common stock upon conversion of the Series A Preferred Stock would implicate Sections 312.03(b), 312.03(c) and 312.03(d), we must seek stockholder approval prior to making such issuance.
The NYSE Approval Proposal requires the affirmative vote of a majority of the votes cast on the proposal.
Who will control the voting power of the Company following the change of control if the NYSE Approval Proposal is approved?
U.S. Bounti, LLC (“U.S. Bounti”), an entity controlled by Charles R. Schwab, will hold the voting power over 56.2% of our outstanding common stock following the conversion of the Series A Preferred Stock upon approval of the NYSE Approval Proposal. Mr. Schwab, through his control of other entities which hold shares of our common stock, will beneficially own 61.5% of our outstanding common stock. Although we are not a “controlled company” within the meaning of the corporate governance standards of the NYSE, Mr. Schwab, through his control of U.S. Bounti and other entities holding shares of our common stock, is able to significantly influence our decisions, including the election of directors (and U.S. Bounti has the right to appoint two of our directors), the approval of significant corporate transactions, such as mergers and related party transactions. Mr. Schwab, through his control of U.S. Bounti and other entities holding shares of our common stock, has the ability to delay or perhaps even block, by ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that stockholders might view favorably. Additionally, our largest stockholder’s interests may not align with the interests of our other stockholders. Our largest stockholder may make investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us and our largest stockholder may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
What will happen if the NYSE Approval Proposal is not approved? If we are unable to obtain approval of the NYSE Approval Proposal, we will be unable to issue shares of our common stock upon conversion of the Series A Preferred Stock. If we are unable to issue shares of our common stock upon conversion of the Series A Preferred Stock on the terms currently contemplated, we may consider strategic alternatives to strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. Furthermore, until the NYSE Approval Proposal is approved by stockholders, we are obligated under the SPA (as defined herein) to hold an additional stockholder meeting every six months until such approval has been obtained. If the NYSE Approval Proposal is not approved by stockholders within a year of the date of the Annual Meeting, we may have to repay the purchase price of the Series A Preferred Stock if requested by the purchasers of the Series A Preferred Stock.
Does the Board and Local Bounti’s management support the NYSE Approval Proposal? The Board and our management support the NYSE Approval Proposal and believe it to be in the best interests of Local Bounti and our stockholders. Pursuant to certain voting support agreements dated as of March 31, 2025, entered into by and between Local Bounti and certain stockholders representing the majority of the voting power (the “Voting Agreements”), certain stockholders of Local Bounti have agreed that they will vote in favor of the NYSE Approval Proposal. As a result of these commitments, we expect that the NYSE Approval Proposal will receive a sufficient number of votes at the Annual Meeting to ensure that they are each approved.
Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting virtually at the Annual Meeting. The later submitted vote will be recorded, and the earlier vote will be revoked. You also may revoke your proxy by sending a notice of revocation to our Corporate Secretary, which must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.
What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented virtually or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
Who pays for this solicitation? We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers, and employees may solicit proxies virtually or by telephone or email. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have the option, but do not expect, to retain a proxy solicitor.
What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
What happens when two stockholders share the same address? We may satisfy the SEC rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at 800-640-4016 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.
What happens if other business not discussed in this proxy statement comes before the meeting? We do not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.
How can I find out the results of the voting at the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2026 annual meeting of stockholders, we must receive the proposal at our executive offices at 490 Foley Lane, Hamilton, MT 59840 by December 18, 2025.

Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than February 11, 2026, and not later than March 13, 2026. If we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, the deadline will instead be the later of the close of business on the 90th day prior to the 2026 annual meeting or the close of business on the 10th day following the first public disclosure of the 2026 annual meeting date. The notice and proposal should be addressed to the attention of our Corporate Secretary at our executive offices at the address listed on the cover of this proxy statement, and we suggest that it be sent by certified mail, return receipt requested.
In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Local Bounti’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Local Bounti’s shares entitled to vote on the election of directors in support of director nominees other than Local Bounti’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Local Bounti at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2026 annual meeting, no later than April 12, 2026). However, if the date of the 2026 annual meeting changes by more than 30 calendar days from the anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting and the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made.
Any proposal that you submit must comply with our bylaws and SEC rules.
Whom can I contact for further information? If you would like additional copies of this proxy statement, free of charge, or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 800-640-4016.

Proposal 1 – Election of Directors
Pursuant to our certificate of incorporation and bylaws, our Board is divided into three classes with staggered three-year terms. The total number of authorized directors on our Board is currently fixed at seven.
Our Board consists of three Class I directors—Pamela Brewster, Michael Molnar, and Matthew Nordby; two Class II directors—Mark J. Nelson and Charles R. Schwab, Jr.; and two Class III directors—Craig M. Hurlbert and Travis M. Joyner. The Class I, Class II, and Class III directors will serve until our annual meetings of stockholders to be held in 2025, 2026, and 2027, respectively, or until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Pamela Brewster, Michael Molnar, and Matthew Nordby as Class I directors at the Annual Meeting. Pamela Brewster, Michael Molnar, and Matthew Nordby are current Class I directors and standing for re-election at the Annual Meeting. Stockholders cannot submit proxies voting for a greater number of persons than the three nominees named in this Proposal 1. Each director to be elected will hold office until the annual meeting of stockholders to be held in 2028 and until their successor is elected and qualified or until the director’s death, retirement, resignation, or removal. Each nominee is currently a director of Local Bounti and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
There are no family relationships between any of our directors, nominees, or executive officers. There are also no arrangements or understandings between any director, nominee, or executive officer and any other person pursuant to which the person has been or will be selected as a director or executive officer.
Nominees for Class I Directors

Name	Age	Class	Position
Pamela Brewster	55	I	Compensation Committee Chair and Audit Committee Member

Michael Molnar	51	I	Audit Committee Member

Matthew Nordby	45	I	Lead Independent Director, Nominating and Corporate Governance Committee Chair, and Compensation Committee Member

Pamela Brewster. Pamela Brewster has served as a member of our Board since November 2021. Ms. Brewster also served as a member of the Board of our predecessor company from November 2020 to November 2021. Ms. Brewster is the Principal at Orange Strategies LLC, a political and government affairs consulting firm. Ms. Brewster founded Orange Strategies in 2014 following 14 years as Vice President of Government Affairs at the Charles Schwab Corporation (NYSE: SCHW), where she was responsible for managing Schwab’s state and local government relations efforts; overseeing Schwab PAC, the company’s political action committee; and acting as the company’s in-house political advisor. She continues to provide advisory and consulting services to Charles R. Schwab. Previously, Ms. Brewster worked at the public relations firm of Alexander Ogilvy, where she was the head of the firm’s Tech Policy Communications practice. At Alexander, she represented a variety of high-tech clients. Prior to joining Alexander, Ms. Brewster worked in Washington, D.C., representing telecommunications and technology interests on Capitol Hill. Ms. Brewster earned a B.A. in political science from the University of California at Davis and a M.A. in public administration and policy from the American University in Washington, D.C.
We believe Ms. Brewster is qualified to serve as a director because of her extensive government relations experience; experience providing advisory and consulting services to public companies, including high-tech companies; business development experience; and experience with regulatory affairs and risk management.
Michael Molnar. Mike Molnar has served as a member of the Board since March 2025. Mr. Molnar brings extensive experience in analytics, entrepreneurship, and strategic decision-making across leading financial and operating roles. Most recently, he held a leadership role on the commercial side of Genentech, a leading biotechnology company. At Genentech, Mr. Molnar led data-driven strategy initiatives across the $100 billion organization and managed the biopharma industry’s top-ranked competitive intelligence team. He was also elected to the Board of Directors of SCIP, the strategic and competitive intelligence trade association. Prior to this, Mr. Molnar founded and led a successful artisan bread company. Mr. Molnar began his career on Wall Street, conducting corporate valuations at Arthur Andersen, executing middle-market leveraged buyouts at Heller

Financial, managing technology equity offerings at Robertson Stephens, and working in technology venture capital at Davenport Capital Ventures. Mr. Molnar currently serves as Co-Chairman of the Board of OnCore Golf and serves on the Board of LAB Golf. He was previously on the Board at Player Biltong. Mr. Molnar earned a B.B.A. in finance, magna cum laude, from the University of Notre Dame and an M.B.A. in finance from the Wharton School at the University of Pennsylvania.
We believe Mr. Molnar is qualified to serve as a director because of his extensive experience in analytics, entrepreneurship, and guiding companies’ strategic and operating decision making.
Matthew Nordby. Matthew Nordby has served as a member of our Board since November 2021. Mr. Nordby is the Founder and Managing Partner of Flume Ventures, a venture capital firm focused on investing in enterprise technology companies. Prior to founding Flume in April 2023, Mr. Nordby served as a Partner at Lion Capital, where he remains an advisor, from January 2019 to April 2023. Previously, Mr. Nordby served as President of Playboy Enterprises (Nasdaq: PLBY), leading their global licensing business to over $1.5 billion in annual revenue. He also served as an executive in the technology industry which included building software start-up Greenplum, acquired by EMC in 2010. He launched his career at Sun Microsystems where he held various leadership positions. Mr. Nordby received his B.A. from Auburn University.
We believe Mr. Nordby is qualified to serve as a director because of his extensive operational and transactional experience; business development experience; leadership experience; and experience with executive compensation, human capital management, international business, marketing, M&A, and strategic planning.
Continuing Directors

Name	Age	Class	Term Expires at Annual Meeting in this Year	Position
Mark J. Nelson	56	II	2026	Audit Committee Chair and Nominating and Corporate Governance Committee Member

Charles R. Schwab, Jr.	60	II	2026	Director

Craig M. Hurlbert	62	III	2027	Co-Founder and Executive Chairman of the Board

Travis M. Joyner	43	III	2027	Co-Founder

Mark J. Nelson. Mark J. Nelson has served as a member of our Board since March 2021. Mr. Nelson served as Chief Financial Officer and Treasurer at Beyond Meat, Inc. (Nasdaq: BYND), a producer of plant-based meat substitutes, from May 2017 to May 2021, and from December 2015 to March 2017, he served in various capacities at the company, including Chief Operating Officer and Chief Financial Officer, and Chief Financial Officer, Treasurer and Secretary. From March 2017 to May 2017, Mr. Nelson served as Senior Vice President and Chief Financial Officer of Biolase (Nasdaq: BIOL), a medical device company, and from April 2013 to November 2015, he was Chief Financial Officer and Treasurer of Farmer Bros. Co. (Nasdaq: FARM), a manufacturer, wholesaler and distributor of coffee, tea, spices, and culinary products. Mr. Nelson started his career at General Electric Company (NYSE: GE) as a member of GE’s Financial Management Program and worked at Thermo Fisher, a biotechnology product development company (NYSE: TMO), and served in various leadership positions at Newport Corporation, a formerly publicly traded global supplier of advanced technology products and systems. Mr. Nelson currently serves as a director of The Real Good Food Company, Inc. (OTC: RGFC) and Hungryroot. Mr. Nelson has a B.B.A. from the University of Massachusetts at Amherst, and an M.B.A. degree from Babson College.
We believe Mr. Nelson is qualified to serve as a director because of his extensive public company experience in executive positions; public company board service; CFO and finance experience; operational experience; and experience in the food production and food service industries.
Charles R. Schwab, Jr. Charles “Sandy” Schwab, Jr. has served as a member of the Board since March 2025. Mr. Schwab served as Founder and Managing Partner of Chess Ventures from 2001 through 2016, where he focused on investments in early-stage financial services technology companies. Mr. Schwab started his career at Banque Paribas in 1990, where he served as Vice President in the High Yield and Risk Arbitrage Group. Mr. Schwab received a B.A. in economics from Northwestern University and an M.B.A in finance and accounting from The University of Chicago Booth School of Business.
We believe Mr. Schwab is qualified to serve as a director because of his significant experience with business development, finance, executive leadership, and strategic planning.
Craig M. Hurlbert. Craig Hurlbert has served as our Executive Chairman since March 2025 and as a member of our Board since November 2021. He previously served as our Chief Executive Officer from December 2023 to March 2025, our Senior Vice President of Strategy from June 2023 to December 2023, and our Co-Chief Executive Officer from November 2021 to June 2023. Mr. Hurlbert co-founded Local Bounti in August 2018. Mr. Hurlbert also co-founded BrightMark Partners, LLC, a growth equity and management firm providing capital and resources to venture, growth phase and middle-market businesses, and served as a Managing Partner from January 2014 to March 2021. Previously, Mr. Hurlbert served in various leadership roles at TAS Energy, a leading provider of high efficiency and modular cooling and energy systems for the data center, commercial, industrial, and power generation markets, including President, Chief Executive Officer, and Chairman of the Board. Mr. Hurlbert also held leadership roles at General Electric Company (NYSE: GE) and North American Energy Services. Mr. Hurlbert is currently the Chairman of the Board at Clearas Water Recovery, a company utilizing patented, sustainable, and proprietary technology to solve high nutrient wastewater challenges in the municipal and industrial water markets. Mr. Hurlbert earned his B.S. in Finance from San Diego State University and his M.B.A. from California State University-Long Beach.
We believe Mr. Hurlbert is qualified to serve as a director because of his extensive senior management experience at various companies and business background; leadership experience; and experience with M&A and strategic planning.
Travis M. Joyner. Travis Joyner has served as a member of our Board since November 2021. He previously served as our Chief Technology Officer from June 2023 to January 2025 and Co-Chief Executive Officer from November 2021 to June 2023. Mr. Joyner co-founded Local Bounti in August 2018. Mr. Joyner also co-founded BrightMark Partners, LLC, a growth equity and management firm providing capital and resources to venture, growth phase and middle-market businesses, and served as a Managing Partner from January 2014 to March 2021. At BrightMark Partners, LLC, Mr. Joyner was an active director for many portfolio companies, driving with growth plan execution, building core business infrastructure, and leading many successful debt and equity transactions. His areas of expertise include quantitative analysis, corporate strategy, technology development, market analysis, organizational design structure, market strategy, branding, and capital campaigns. Mr. Joyner earned a Ph.D. from the University of Kansas, where his graduate focus was market research and statistics, a Certificate of Finance from the Wharton School at the University of Pennsylvania, a J.D. from the University of Montana, and his B.A. from the University of North Carolina-Chapel Hill, graduating with distinction.
We believe Mr. Joyner is qualified to serve as a director because of his expertise in management and marketing strategy; experience in controlled environment agriculture, food service, and agriculture industries; and experience in finance, M&A, intellectual property, legal and regulatory, and strategic planning.
Required Vote
The three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election due to an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our Board and the Nominating and Corporate Governance Committee. Under applicable rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of the shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the three nominees in this Proposal 1 if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.
The Board recommends a vote “FOR” each nominee named in Proposal 1.

Director Compensation
Nonemployee Director Compensation Policy
Our Board has adopted a Director Compensation Policy, which sets forth the annual cash and equity compensation to which nonemployee directors are entitled, as summarized below:

Pay Component	Annual Fees
Annual Cash Retainer	$87,500
Annual Equity Retainer	$87,500*
Annual Committee Chair Retainers:
Audit	$20,000
Compensation	$15,000
NCGC	$10,000
Annual Lead Independent Director Premium	$15,000

*
Taking into account a recommendation from the Compensation Committee’s independent compensation consultant, the independent directors agreed to reduce the value of their 2024 equity retainer by 50% from $87,500 to $43,750 due to Local Bounti’s financial condition and constraints on the share reserve under the 2021 Equity Incentive Plan.

With respect to the annual equity retainer, at each annual stockholders’ meeting, nonemployee directors receive an award of restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan, as determined by the Board, with a grant date value of $87,500 ($43,750 for 2024), which RSUs will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholders’ meeting, subject to the director’s continuous service through the applicable vesting date. For each nonemployee director who remains in continuous service as a member of the Board until immediately prior to the consummation of a “change in control” (as defined in our 2021 Equity Incentive Plan), any unvested portion of an equity award granted in consideration of the nonemployee director’s service as a member of the Board will vest in full immediately prior to, and contingent upon, the consummation of the change in control.
The Board has the discretion to grant additional equity awards to certain nonemployee directors for services to Local Bounti that exceed the standard expectations for a nonemployee director or for other circumstances determined to be appropriate by the Board. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attending Board and committee meetings.
Nonemployee Director Compensation Table
The following table sets forth information concerning the compensation of our nonemployee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Pamela Brewster	$102,500	$43,747	$146,247
Jennifer Carr-Smith(2)	$87,500	$43,747	$131,247
Edward C. Forst(2)	$122,500	$43,747	$166,247
Mark J. Nelson	$97,500	$43,747	$141,247
Matthew Nordby	$87,500	$43,747	$131,247

(1)
Amount represents the grant date fair value of RSUs granted during 2024, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. On June 13, 2024, each nonemployee director received 14,880 RSUs that vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholders’ meeting, subject to the nonemployee director’s continuous service through the vesting date. In accordance with financial statement reporting rules, the grant date fair value for each RSU was $2.94, which was the closing price of our common stock on the grant date. As of December 31, 2024, each nonemployee director held 14,880 RSUs.

(2)	Jennifer Carr-Smith and Edward C. Forst each resigned from the Board in March 2025.

Corporate Governance
Board Composition
Our Board is comprised of seven directors. Five of our current directors—Pamela Brewster, Michael Molnar, Mark J. Nelson, Matthew Nordby, and Charles R. Schwab, Jr.—qualify as independent under NYSE listing standards. Our Board has appointed Craig M. Hurlbert, our Executive Chairman, to serve as Chairman of the Board and Matthew Nordby to serve as our lead independent director.
Our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual stockholders’ meeting, with the other classes continuing for the remainder of their respective three-year terms. Upon the expiration of the term of a class of directors, a director in that class will be eligible to be elected for a new three-year term at the annual stockholders’ meeting in the year in which their term expires.
Our directors are divided among the three classes as follows:

Director	Class	Term Expires at the Annual Stockholders’ Meeting in This Year
Pamela Brewster	I	2025
Michael Molnar	I	2025
Matthew Nordby	I	2025
Mark J. Nelson	II	2026
Charles R. Schwab, Jr.	II	2026
Craig M. Hurlbert	III	2027
Travis M. Joyner	III	2027

Board Meetings
Our Board held 10 meetings during 2024.
Board and Committee Meeting Attendance
During 2024, each director attended at least 75% of the meetings of the Board and the committees on which the director served. Under our Corporate Governance Guidelines, directors are expected to regularly attend meetings of the Board and committees on which the director sits and to review prior to meetings material distributed in advance for the meetings.
Attendance at Annual Meeting
Under our Corporate Governance Guidelines, directors are invited and encouraged to attend our annual stockholders’ meetings, either in person or by teleconference or video conference. All directors attended our 2024 annual stockholders’ meeting.
Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board as a whole, Chairman of the Board, lead independent director, or independent directors as a group may do so by submitting the communication in writing to our Board, c/o our Corporate Secretary.
All communications are opened and reviewed, and communications that relate to matters that are within the scope of the responsibilities of the Board will be forwarded to the Chairman of the Board, lead independent director, or independent directors as a group, as applicable. If the correspondence is addressed to the Board, the Chairman of the Board will share it with the other Board members as the Chairman determines is appropriate for the Board to review the correspondence. Unsolicited items, junk mail, and frivolous or inappropriate communications and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention: General Counsel and Corporate Secretary
Telephone: 800-640-4016
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based on information provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined that each of Pamela Brewster, Michael Molnar, Mark J. Nelson, Matthew Nordby, and Charles R. Schwab, Jr. does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as that term is defined under SEC rules and NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with Local Bounti and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director and the transactions involving them described below under the heading “Certain Relationships and Related Person Transactions.”
Board Leadership Structure
Our Board has determined that it should maintain the flexibility to select the chairperson of the Board and adjust its Board leadership structure based on circumstances existing from time to time and based on criteria that are in our best interests and the best interests of our stockholders, including the composition, skills, diversity, and experience of the Board and its members, specific challenges faced by us or our industry, and governance efficiency. Our Board has adopted Corporate Governance Guidelines, which provide for the appointment of a lead independent director at any time when the chairperson is not independent. Craig M. Hurlbert, our Executive Chairman, has been elected to serve as Chairman of the Board. Matthew Nordby serves as lead independent director and is responsible for, among other matters, calling and presiding over each executive session of the independent directors and briefing the Executive Chairman and Chief Executive Officer on issues arising from executive sessions and serving as a liaison between the chairperson and the independent directors. Our Board believes that this overall structure of an Executive Chairman, combined with a lead independent director, results in an effective balancing of responsibilities, experience, and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board.
Risk Management
One of the key functions of the Board is informed oversight of our risk management process. This oversight function is administered by the full Board or through its various committees. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee oversees our major financial risk exposures and steps that management takes to monitor and control financial risk exposures, including risk assessment guidelines and policies. The Audit Committee also oversees our enterprise risk management program and internal controls, monitors compliance with legal and regulatory requirements, and reviews the adequacy and effectiveness of our information and cybersecurity policies. The Compensation Committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and other corporate policies.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website at localbounti.com under the heading “Investors – Governance – Governance Documents.” In addition, we intend to post under the investors section of our website all disclosures that are required by law or NYSE listing standards relating to any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Succession Planning
Our Board plans for chief executive officer succession and reviews senior management selection and succession planning to facilitate the orderly functioning and transition of management. The Compensation Committee periodically reviews and discusses succession plans for senior management positions, including our leadership pipeline and talent strategies. Directors also become familiar with potential successors for key positions through other means, such as presentations at meetings.
Governance Guidelines
Our Board has adopted Corporate Governance Guidelines as a general framework to assist the Board in carrying out its responsibilities. Our Corporate Governance Guidelines are available on our website at localbounti.com under the heading “Investors – Governance – Governance Documents.”
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, our Board has adopted an Insider Trading Policy governing the purchase, sale, or other disposition of our securities by our directors, officers, employees, and designated contractors, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Policy Against Hedging and Pledging
Our Insider Trading Policy prohibits directors, officers, and employees from taking any of the following actions:
•
Purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds) or otherwise engaging in any transactions that hedge the risk of stock ownership in Local Bounti

•	Holding Local Bounti securities in a margin account or pledging Local Bounti securities as collateral for a loan unless the pledge is approved by our compliance officer
•	Engaging in short sales of Local Bounti securities
•	Trading in derivatives of Local Bounti securities
Compensation Recovery Policy (Clawback Policy)
Our Board has adopted a Compensation Recovery Policy, sometimes referred to as a clawback policy, which applies to our current and former executive officers, including our named executive officers. In the event of an accounting restatement due to material noncompliance with financial reporting requirements under securities laws, Local Bounti will seek to recover incentive compensation paid in excess of what would have been paid if the amounts had been determined based on the restated financial reporting measures. Incentive compensation includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of financial reporting measures. The policy applies to incentive compensation paid during the three completed fiscal years before the decision to restate. Any recovery is made without regard to whether the individual had knowledge of or responsibility for the restatement. The Compensation Committee may determine that it is impracticable to recover compensation in a particular circumstance based on all relevant facts and circumstances. We may seek recovery by way of reimbursement of compensation, withholding of unpaid compensation, setoff, or the rescission or cancellation of unvested stock. The policy applies to compensation received on or after October 2, 2023.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options or similar awards as part of our equity compensation programs. If stock options or similar awards were granted, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about our company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy (each, a “Blackout”) or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information (each, a “Filing Window”). If stock options or similar awards were granted, our executive officers would not be permitted to choose the grant date for their individual stock option grants. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. During the period covered by this report, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of ownership regarding the common stock and other Local Bounti equity securities. These persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2024, except that Jennifer Carr-Smith filed late a Form 4 reporting the sale of Local Bounti common stock in December 2024.
Committees of the Board
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees from time to time.
Audit Committee
Our Audit Committee is comprised of Mark J. Nelson (Chair), Pamela Brewster, and Michael Molnar. Each of Mark J. Nelson, Pamela Brewster, and Michael Molnar meets the requirements for independence and financial literacy under SEC rules and NYSE listing standards. In addition, each of Mark J. Nelson and Michael Molnar qualifies as an audit committee financial expert as defined under SEC rules. Our Audit Committee held five meetings in 2024.
The Audit Committee’s responsibilities include, among other things, the following:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm
•	reviewing the adequacy of our system of internal controls and the disclosure regarding this system of internal controls contained in our periodic filings
•	preapproving all audit and permitted non-audit services and related engagement fees and terms for services provided by our independent auditors
•	reviewing with our independent auditors their independence from management
•	reviewing, recommending, and discussing various aspects of the financial statements and reporting of the financial statements with management and our independent auditors
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters
Our Audit Committee operates under a written charter, which satisfies SEC rules and NYSE listing standards and is available on our website at localbounti.com under the heading “Investors – Governance –

Governance Documents.” The Audit Committee approves in advance all audit services and permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm.
Compensation Committee
Our Compensation Committee is currently comprised of Pamela Brewster (Chair) and Matthew Nordby. The composition of the Compensation Committee meets the requirements for independence under SEC rules and NYSE listing standards. Each member of the Compensation Committee is a nonemployee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee held four meetings in 2024.
The Compensation Committee is responsible for, among other things, the following:
•	setting the compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers
•	reviewing on a periodic basis and making recommendations to the Board regarding nonemployee director compensation
•	reviewing on a periodic basis and discussing with our Chief Executive Officer and the Board the development and succession plans for senior management positions
•	administering any cash and equity-based incentive plans that are stockholder-approved or where participants include our executive officers and directors
•	providing oversight of and recommending improvements to our overall compensation and incentive plans and benefit programs
Our Compensation Committee operates under a written charter, which satisfies NYSE listing standards and is available on our website at localbounti.com under the heading “Investors – Governance – Governance Documents.” The charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and is directly responsible for the appointment, compensation, and oversight of the work of the adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of the adviser, including the factors required by SEC rules and NYSE listing standards.
Our Compensation Committee retains Meridian Compensation Partners (“Meridian”) as its independent compensation consultant. Meridian periodically collects and analyzes market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. Meridian may also advise the Compensation Committee on other executive and director compensation matters and general compensation trends. Outside of its role as independent compensation consultant, Meridian does not provide any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of Meridian and concluded that its engagement does not raise any conflicts of interest.
While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program’s objectives with the realities of rewarding and retaining our executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks certain executives, including our Executive Chairman; President, Chief Executive Officer, and Chief Financial Officer; and General Counsel, to make recommendations about the compensation to be paid to other executives and employees. The Compensation Committee believes it is valuable to consider the recommendations of these executives because of their knowledge of our operations, industry, and day-to-day responsibilities of our other executives. The Board or Compensation Committee makes all compensation decisions with regard to our Chief Executive Officer without the participation of our Chief Executive Officer. While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. The members of the Compensation Committee meet regularly in executive sessions outside the presence of management.

The Compensation Committee has authority to form, and delegate authority to, one or more subcommittees, comprised of one or more committee members. Any subcommittee will have the responsibilities and authority delegated to it, including, if so designated, the full responsibility and authority of the committee with respect to delegated matters, unless otherwise prohibited by applicable laws or listing standards.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Matthew Nordby (Chair) and Mark J. Nelson. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under SEC rules and NYSE listing standards. Our Nominating and Corporate Governance Committee held three meetings in 2024.
Our Nominating and Corporate Governance Committee is responsible for, among other things, the following:
•	identifying, evaluating, and making recommendations to the Board regarding nominees for election to the Board and its committees
•	developing and making recommendations to the Board regarding our Corporate Governance Guidelines
•	overseeing our corporate governance practices
•	reviewing our Code of Business Conduct and Ethics and approve any amendments or waivers
•	overseeing the evaluation and the performance of the Board and individual directors
Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies NYSE listing standards, and which is available on our website at localbounti.com under the heading “Investor Relations – Governance – Governance Documents.”
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, in evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) the candidates, may take into account many factors, including diversity of personal and professional background, perspective, and experience; personal and professional integrity, ethics, and values; experience in corporate management, operations, or finance; experience relevant to our industry and with relevant social policy concerns; experience as a Board member or executive officer of another public company; relevant academic expertise or other proficiency in an area of our operations; practical and mature business judgment; and any other relevant qualifications, attributes, or skills. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for individual candidates, the Nominating and Corporate Governance Committee believes that candidates and director nominees must result in a Board comprised of directors who are predominantly independent, possess high personal and professional ethics and integrity, have qualifications that will increase overall Board effectiveness, meet requirements of applicable rules and regulations, such as financial literacy or financial expertise with respect to Audit Committee members, and are willing and able to represent the best interests of all stockholders of Local Bounti. Currently, our Board evaluates each individual in the context of the Board as a whole with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others. Our Nominating and Corporate Governance Committee has authority under its charter to retain a search firm for identifying potential director candidates. Our Nominating and Corporate Governance Committee will consider suggestions by stockholders of potential director candidates and does not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the individuals, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee, c/o Corporate Secretary, 490 Foley Lane, Hamilton, MT 59840.

Certain Relationships and Related Person Transactions
Related Party Transactions Policy
We have adopted a written Related Party Transaction Policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons will not be permitted to enter into a related-party transaction with Local Bounti without the prior consent of our Audit Committee or other independent members of the Board in the event it is inappropriate for the Audit Committee to review the transaction due to a conflict of interest. Any request for Local Bounti to enter into a transaction with a related party in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all relevant facts and circumstances available.
Related-Person Transactions
Below is a description of transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2023.
Grow Bitterroot Sale Lease Back Transaction and Services Agreement
In June 2020, we sold for total consideration of $6.9 million a greenhouse facility to Grow Bitterroot, LLC (“Grow Bitterroot”), a qualified opportunity zone fund owned in part by Live Oak Ventures, LLC, which owns more than 10% of our stock, and Orange Strategies LLC, of which our director, Pamela Brewster, is principal. Travis M. Joyner, our directors, is manager of Grow Bitterroot. Concurrently, our predecessor entity and Grow Bitterroot entered into an agreement whereby we lease land and the greenhouse facility from Grow Bitterroot. In addition, we and Grow Bitterroot entered into a property maintenance and management services agreement under which we provide all property maintenance and management services, including business, operational, strategic, and advisory services in exchange for an annual fee of $50,000. The property maintenance and management services agreement includes an initial term of three years, which renews automatically unless terminated by either party with 30 days’ notice.
For 2024, we paid Grow Bitterroot $1,228,803 under the lease agreement, $46,096 in repairs and maintenance reimbursements, and $50,000 under the property maintenance and management services agreement. For 2023, we paid Grow Bitterroot $1,556,987 under the lease agreement, $46,096 in repairs and maintenance reimbursements, and $50,000 under the property maintenance and management services agreement.
BrightMark Partners, LLC (BrightMark”) Commercial Lease
In December 2020, we entered into a short-term lease agreement for commercial office space with BrightMark. The two managing partners of BrightMark, Craig M. Hurlbert and Travis M. Joyner, are our co-founders and executive officers. The lease agreement was terminated on September 20, 2023. The rent was $2,000 per month. We paid BrightMark $18,000 under the lease agreement for 2023.
Spencer Properties Residential Lease
In May 2022, we entered into a residential lease agreement with Spencer Properties I, LLC (“Spencer Properties”), which is owned by Kathleen Valiasek, our President, Chief Executive Officer, and Chief Financial Officer, and her husband. The lease has an initial one-year term from May 1, 2022, to April 30, 2023, and automatically renewed on a month-to-month basis thereafter. The lease was terminated effective October 31, 2023. The rent was $3,000 per month beginning on June 1, 2022, and increased to $3,100 per month after April 30, 2023. We paid Spencer Properties $27,500 under the lease agreement for 2023.
Indemnification Agreements
Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.

We have entered into indemnification agreements with each of our directors, executive officers, and certain other key employees. The indemnification agreements provide that we will indemnify each of these individuals against any and all expenses incurred by the individual because of their status as a director, executive officer, or other key employees, to the fullest extent permitted by Delaware law and our charter documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by these individuals in connection with a legal proceeding involving their status as a director, executive officer, or key employee.
Family Member
Rick D. Leggott is the control person of Bitterroot Partners, LLC, a stockholder of Local Bounti, and his immediate family member, Jeff Leggott, is a full-time employee of Local Bounti.

Executive Officers
Below is biographical information about our executive officers during 2024:

Name	Age	Current Position
Craig M. Hurlbert	62	Executive Chairman and Director
Travis M. Joyner	43	Director (and former Chief Technology Officer until January 2025)
Kathleen Valiasek	61	President, Chief Executive Officer, and Chief Financial Officer
Margaret McCandless	52	General Counsel and Corporate Secretary

Craig M. Hurlbert. Craig M. Hurlbert’s biographical information is set forth above under the heading “Proposal 1 – Election of Directors–Continuing Directors.”
Travis M. Joyner. Travis M. Joyner’s biographical information is set forth above under the heading “Proposal 1 – Election of Directors–Continuing Directors.”
Kathleen Valiasek. Kathleen Valiasek has served as our Chief Executive Officer since March 2025, our President since June 2024, and our Chief Financial Officer since November 2021. She also served as Chief Financial Officer of our predecessor company from April 2021 to November 2021. Previously, Ms. Valiasek served as Chief Financial Officer from January 2017 to June 2019 and Chief Business Officer from June 2019 to March 2021 at Amyris (NASDAQ: AMRS), a science and technology leader in the research, development, and production of sustainable ingredients for the clean health and beauty and flavors and fragrances markets. Prior to Amyris, Ms. Valiasek served as Chief Executive Officer of Lenox Group, Inc., a finance and strategic consulting firm she founded in 1994, and, in this capacity, she worked closely with the senior management teams of fast-growing companies including start-ups, venturebacked, and Fortune 500 companies such as Albertsons, CVS, Gap, Kaiser Permanente, and Softbank. At Lenox Group, Ms. Valiasek was typically engaged for critical roles on multi-year assignments including M&A transactions, debt and equity financings, IPOs, and spinoffs. Ms. Valiasek holds a B.B.A. from the University of Massachusetts at Amherst.
Margaret McCandless. Margaret McCandless has served as our General Counsel since February 2022 and our Corporate Secretary since March 2022. Before joining Local Bounti, Ms. McCandless was Chief Compliance Officer, Assistant General Counsel, and Corporate Secretary of Royal Gold, Inc. (NYSE: RGLD), a precious metals streaming and royalty company, from January 2020 to January 2022. Previously, she served as Vice President, General Counsel, and Secretary from January 2015 to December 2019 and Assistant General Counsel and Assistant Secretary from January 2012 to January 2015 of Intrepid Potash, Inc. (NYSE: IPI), a potash and specialty plant-nutrient company. From 2004 through 2011, Ms. McCandless served as Associate General Counsel–Securities, Disclosure, and Corporate Governance for CenturyLink, Inc. (NYSE: CTL) and Qwest Communications International Inc. (NYSE: Q). Prior to joining Qwest, Ms. McCandless was an associate at the law firms of Hogan Lovells LLP and Cooley LLP. Ms. McCandless holds a J.D. from the University of Wisconsin Law School and a B.S. in Accounting from the University of Colorado at Boulder.

Executive Compensation
Summary Compensation Table
The following table sets forth information concerning the compensation of our “named executive officers,” as defined under SEC rules, during the years ended December 31, 2024, and 2023.

Name and Current Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Craig M. Hurlbert(3) Executive Chairman	2024	165,980	—	360,000	7,183	533,163
	2023	56,420	—	—	1,753	58,173
Kathleen Valiasek(4) President, Chief Executive Officer, and Chief Financial Officer	2024	472,351	—	558,089	13,800	1,044,240
	2023	425,000	—	695,000	13,854	1,133,854
Margaret McCandless(5) General Counsel and Corporate Secretary	2024	354,900	—	75,000	13,800	443,700

(1)
Amounts represent the grant date fair value of RSUs granted during the year. Amounts are calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	Amounts for 2024 represent Local Bounti 401(k) contributions.
(3)	Craig M. Hurlbert served as our Chief Executive Officer throughout 2024 and until March 2025.
(4)	Kathleen Valiasek was appointed as out Chief Executive Officer in March 2025.
(5)	Margaret McCandless was not a “named executive officer” for 2023.
2024 Salary
In 2024, the Compensation Committee approved annual base salaries for our named executive officers designed to compensate them for their services commensurate with their skill set, experience, and role, and taking account of market data collected by the Compensation Committee’s independent compensation consultant.
In connection with Mr. Hurlbert’s reappointment to Chief Executive Officer in December 2023, the Compensation Committee set Mr. Hurlbert’s annual base salary at $300,000. In June 2024, Mr. Hurlbert requested that his annual base salary be reduced to $43,888 effective June 24, 2024, to reinforce his commitment to employees as the centerpiece for creating long-term stockholder value.
Effective January 1, 2024, the Compensation Committee approved a 4% increase to Ms. Valiasek’s annual base salary from $425,000 to $442,000. In connection with Ms. Valiasek’s promotion to President in June 2024 and taking into account peer data presented by the Compensation Committee’s independent compensation consultant, Meridian, the Compensation Committee increased Ms. Valiasek’s annual base salary to $500,000 effective June 24, 2024.
Effective January 1, 2024, the Compensation Committee approved a 4% increase to Ms. McCandless’s annual base salary from $341,250 to $354,900.
2024 Stock Awards
On April 25, 2024, the Compensation Committee approved annual grants of RSUs to eligible employees, including our named executive officers as follows: Mr. Hurlbert: 120,000 RSUs; Ms. Valiasek 91,363 RSUs; and Ms. McCandless: 25,000. The RSUs vest in three equal installments on February 1, 2025, February 1, 2026, and February 1, 2027, subject to continued employment.
On June 24, 2024, the Compensation Committee approved a grant of 100,000 RSUs to Ms. Valiasek in connection with her promotion to President and taking into account peer data presented by the Compensation Committee’s independent compensation consultant, Meridian. The RSUs vest in three equal installments on June 24, 2024, June 24, 2025, and June 24, 2026, subject to continued employment.

Employment Agreements and Separation Benefits
We have entered into employment agreements with our named executive officers. Under the employment agreements, if the employee separates from service (a) due to termination by us for a reason other than (x) Cause (as defined in the employment agreement), (y) the employee becoming Disabled (as defined in the employment agreement) or (z) the employee’s death, or (b) due to resignation by the employee on account of Good Reason (as defined in the employment agreement) (each, an “Involuntary Termination”) under either of the following circumstances, the employee will be entitled to their salary and other benefits accrued through the separation date and, subject to the employee executing a release and general waiver of claims in favor of Local Bounti and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), the employee will be entitled to the following respective additional severance benefits:
•
If the Involuntary Termination occurs at any time other than at or during the 12-month period immediately following a Change in Control (as defined in our 2021 Equity Incentive Plan), (a) continuing salary payments for a period of six months, (b) COBRA reimbursement payments for a period of six months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards that would have become vested had employee remained in Local Bounti’s employ for the 12-month period following the employee’s termination of employment will immediately vest and become exercisable as of the date of the employee’s termination.

•
If the Involuntary Termination occurs during the 12-month period immediately following a Change in Control, then in lieu of the above, (a) a lump sum severance payment equal to 1.5 times the employee’s base salary, (b) COBRA reimbursement payments for a period of 18 months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards will immediately vest and become exercisable as of the date of the employee’s termination.

The employment arrangements include (1) confidentiality and non-disparagement obligations applicable during the employee’s term and following the termination thereof for any reason, (2) a standard intellectual property assignment provision, (3) a non-competition provision applicable during the employee’s term and during the one year period following termination for any reason, and (4) a non-solicitation provision applicable during the employee’s term and during the one year period following termination for any reason.
Benefits
We provide executives and other employees medical, dental, and vision benefits. We also provided other benefits to executives on the same basis as provided to other salaried employees, such as company 401(k) contributions, a flexible vacation policy, and paid holidays.

Outstanding Equity Awards at the End of 2024
The following table sets forth information regarding unvested stock awards held by our named executive officers as of December 31, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Craig M. Hurlbert	4/25/2024(2)	120,000	$248,400
	1/24/2022(3)	46,154	$95,539
Kathleen Valiasek	6/24/2024(4)	66,667	$138,001
	4/25/2024(2)	91,363	$189,121
	1/1/2023(5)	12,821	$26,539
	1/24/2022(2)	33,405	$69,148
	11/19/2021(6)	11,468	$23,739
	11/19/2021(7)	24,357	$50,419
Margaret McCandless	4/25/2024(2)	25,000	$51,750
	1/1/2023(5)	7,052	$14,598
	3/1/2022(8)	4,616	$9,555

1.	Values are based on the closing price of our common stock on the NYSE on December 31, 2024 ($2.07).
2.	RSU award vests in three equal installments on February 1, 2025, 2026, and 2027, subject to continued service.
3.	RSU award vests 10% on July 1, 2022, and 30% on each of January 1, 2023, 2024, and 2025, subject to continued service.
4.	RSU award vests in three equal installments on June 24, 2024, 2025, and 2026, subject to continued service.
5.	RSU award vests in three equal installments on April 1, 2023, 2024, and 2025, subject to continued service.
6.	RSU award vests 10% on May 1, 2022, and 30% on each of May 1, 2023, 2024, and 2025, subject to continued service.
7.	RSA award vests 10% on March 15, 2022, and 30% on each of March 15, 2023, 2024, and 2025, subject to continued service.
8.	RSU award vests 10% on March 1, 2023, and 30% on each of March 1, 2024, 2025, and 2026, subject to continued service.
Equity Compensation Plan Information
The following table presents information as of December 31, 2024, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)	Weighted- average exercise price of outstanding options, warrants and rights ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))(#)(c)
Equity compensation plans approved by security holders	1,226,308(1)	N/A	870,492
Equity compensation plans not approved by security holders	—	—	—
Total	1,226,308	N/A	870,492

1.	Represents shares issuable under outstanding RSUs.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2025 (or such other date as noted below), by the following persons:
•	each of our directors and executive officers
•	directors and executive officers as a group
•	each person known by us to be the beneficial owner of more than 5% of our common stock
Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our common stock is based on 10,633,947 shares of common stock outstanding as of March 31, 2025. Shares of our common stock that may be acquired by an individual or group within 60 days of March 31, 2025, pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2025, are deemed to be outstanding for the purpose of computing the percentage ownership of the individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Amounts in the table exclude RSUs that are not expected to settle within 60 days of March 31, 2025.
The share amounts set forth in the column below entitled “Number of Shares Beneficially Owned Assuming Conversion of Series A Preferred Stock” represent the number of shares of common stock beneficially owned by such holder as of March 31, 2025 assuming conversion of all outstanding shares of Series A Preferred Stock owned by such stockholder. Applicable percentage ownership in the column below entitled “Percentage of Shares Beneficially Owned Assuming Conversion of Series A Preferred Stock” is based on 21,362,361 shares of common stock outstanding as of March 31, 2025, which assumes that Proposal 3 has been approved and the conversion of all outstanding shares of Series A Preferred Stock into 10,728,414 shares of common stock.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each stockholder listed is 490 Foley Lane, Hamilton, MT 59840.

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned Assuming Conversion of Series A Preferred Stock	Percentage of Shares Beneficially Owned Assuming Conversion of Series A Preferred Stock
Directors and Executive Officers
Craig M. Hurlbert(1)	1,386,982	13.0	1,386,982	6.5
Travis M. Joyner(2)	1,285,010	12.1	1,285,010	6.0
Pamela Brewster	144,545	1.4	144,545	*
Michael Molnar(3)	69,592	*	69,592	*
Mark J. Nelson	18,288	*	18,288	*
Matthew Nordby(4)	62,896	*	62,896	*
Charles R. Schwab, Jr.(5)	70,863	*	500,000	2.3
Kathleen Valiasek(6)	296,453	2.8	296,453	1.4
Margaret McCandless(7)	25,795	*	25,795	*
Directors and Executive Officers as a Group (9 persons)	3,360,424	31.5	3,789,561	17.7
5% Holders
Wheat Wind Farms, LLC(1)	1,177,386	11.1	1,177,386	5.5
McLeod Management Co., LLC(2)	1,078,653	10.1	1,078,653	5.0
Charles R. Schwab(8)	2,841,119	26.7	13,140,396	61.5
*	Less than 1%

(1)
Consists of 1,177,386 shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert; and 209,596 shares held by Mr. Hurlbert. Excludes 700,000 RSUs which were awarded to Mr. Hurlbert but which will not be granted until following the approval of Proposal 4 and the filing of a Form S-8 covering the increase in the number of shares being approved in Proposal 4.

(2)
Consists of 1,078,653 shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner; 110,920 shares held by Mr. Joyner; and 95,437 shares held by Mr. Joyner’s spouse through retirement accounts.

(3)	Shares are held jointly with Mr. Molnar’s wife, Cathy Molnar.
(4)	Consists of 50,075 shares and 12,821 shares acquirable in respect of warrants.
(5)	Consists of 70,863 shares and 429,137 shares acquirable in respect of Series A Preferred Shares.
(6)
Consists of 272,164 shares and 24,289 RSUs expected to vest within 60 days of March 31, 2025, subject to continued service. Excludes 1,400,000 RSUs which were awarded to Ms. Valiasek but which will not be granted until following the approval of Proposal 4 and the filing of a Form S-8 covering the increase in the number of shares being approved in Proposal 4.

(7)	Consists of 18,744 shares and 7,051 RSUs expected to vest within 60 days of March 31, 2025, subject to continued service.
(8)
As reported on a Form 13D filed with the SEC on April 7, 2025, amount includes: (i) 858,284 shares of Common Stock held by Live Oak Ventures, LLC (“Live Oak”) of which Mr. Schwab is the manager and for which he has sole voting and dispositive power; (ii) 10,758 shares of Common Stock held by Olive Street, for which Mr. Schwab and his spouse Helen O. Schwab, as trustees of the Trust, may be deemed to share voting and dispositive power; (iii) 1,700,723 shares of Common Stock held by U.S. Bounti, LLC (“U.S. Bounti”) of which Mr. Schwab is the manager and for which he has sole voting and dispositive power; (iv) 48,909 shares of Common Stock held by the Trust for which Mr. Schwab is acting as sole trustee; and (v) 222,445 shares of Common Stock held by the Trust, for which Mr. Schwab and his spouse Helen O. Schwab act as co-trustees. Mr. Schwab disclaims beneficial ownership over the 10,758 shares of Common Stock held by Olive Street. Excludes 10,299,277 shares of Common Stock issuable upon conversion of the same number of shares of Series A Non-Voting Convertible Preferred Stock held by U.S. Bounti, the issuance of which is subject to shareholder approval. The address for Charles R. Schwab and related trusts and entities is P.O. Box 2226, Palm Beach, FL 33480.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has recommended, and the Board has approved, the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025. WithumSmith+Brown, PC has served as our independent registered public accounting firm since 2021. We are soliciting stockholder ratification of the appointment of WithumSmith+Brown, PC, although stockholder ratification is not required by law. If the appointment of WithumSmith+Brown, PC is not ratified at the Annual Meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm.
A representative of WithumSmith+Brown, PC is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Below are the aggregate fees billed by WithumSmith+Brown, PC for professional services provided in 2024 and 2023 (in thousands):

	2024	2023
Audit Fees(1)	$470	$345
Audit-Related Fees(2)	$24	$26
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$494	$371

(1)
Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements and review of our interim consolidated financial statements or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for professional services rendered to provide consent for incorporation by reference of audit reports in certain registration statements and other forms filed with the SEC.

(3)	Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning. We did not incur any tax fees.
(4)	All other fees consist of fees billed for all other services. We did not incur any other fees.
Pre-Approval Policy
Under the Audit Committee’s charter, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants to ensure that the provision of such services does not impair the public accountants’ independence. All audit and audit-related fees billed by WithumSmith+Brown, PC were approved by the Audit Committee in accordance with SEC requirements.
Required Vote
Ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025, requires an affirmative vote of a majority of the votes cast affirmatively. If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of the vote to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025.
The Board recommends a vote “FOR” Proposal 2.

Report of the Audit Committee
The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in the filing.
The Audit Committee has reviewed Local Bounti’s audited consolidated financial statements for the year ended December 31, 2024, and discussed these financial statements with Local Bounti’s management and with WithumSmith+Brown, PC, Local Bounti’s independent registered public accounting firm.
Local Bounti’s management is responsible for the preparation of Local Bounti’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. Local Bounti’s independent registered public accounting firm is responsible for conducting an independent audit of Local Bounti’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.
The Audit Committee has also discussed with WithumSmith+Brown, PC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard No. 1301 (previously Auditing Standard No. 16) (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from WithumSmith+Brown, PC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with WithumSmith+Brown, PC its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that Local Bounti’s audited consolidated financial statements be included in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
By the Audit Committee
Mark J. Nelson (Chair)
Pamela Brewster
Michael Molnar

Proposal 3 – Approval for purposes of complying with the rules of the NYSE, the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock
Background and Overview
On March 31, 2025, we entered into a securities purchase agreement (the “SPA”) with certain investors (the “Purchasers”), pursuant to which we issued 1,771,586 shares common stock, par value $0.0001 per share (the “Common Stock”), in an amount up to 19.99% of our outstanding Common Stock, as well as 10,728,414 additional shares of a newly created series of non-voting convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), in a “blocker” preferred stock issuance for compliance with NYSE rules (the “Private Placement”). The Private Placement closed on March 31, 2025.
The Series A Preferred Stock will automatically convert to Common Stock upon receipt of stockholder approval in accordance with the NYSE change of control and 20% limitation rules (“Stockholder Approval”). The Series A Preferred Stock is a non-voting preferred stock (except as required by applicable law) with no liquidation preference and is redeemable at the option of the holder at $2.00 per share, if not automatically converted within one year from the date of issuance.
Pursuant to the Investor Rights Agreement entered into with the Purchasers in connection with the SPA, we intend to file a registration statement with the SEC for purposes of registering the shares of our common stock issuable upon conversion of the Series A Preferred Stock (“Series A Preferred Conversion Shares”) for resale by the Purchasers. The SPA contains customary terms and conditions for a transaction of this type, including certain customary indemnification rights. In addition, we have agreed to use commercially reasonable efforts to obtain such approval as may be required by the applicable rules and regulations of the NYSE from our stockholders with respect to a change of control of Local Bounti resulting from beneficial ownership in excess of 19.99% of our outstanding common stock upon the issuance of the Series A Preferred Conversion Shares.
Reason for Seeking Stockholder Approval
Under Section 312.03 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock, or of securities convertible into or exercisable for common stock, in certain circumstances, including (a) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock and (b) if the issuance will result in a change of control of the issuer (“NYSE Change of Control Provision”).
The aggregate number of shares of Common Stock and of shares of Common Stock underlying the Series A Preferred Stock to be issued as part of the Private Placement exceeds 20% of the 8,862,361 shares of Common Stock outstanding immediately before the issuance of the Series A Preferred Stock on March 31, 2025. However, the Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock restricts the conversion of the Series A Preferred Stock and issuance of Common Stock underlying the Series A Preferred Stock until such time Stockholder Approval has been obtained. Although the NYSE rules do not define “change of control,” the issuance of the Series A Preferred Conversion Shares pursuant to the SPA may be deemed to trigger the NYSE Change of Control Provision. In order to comply with the with the NYSE Listed Company Manual, we are seeking the approval of stockholders for the potential issuance of the shares underlying the Series A Preferred Stock.
Stockholder approval of this Proposal 3 will constitute stockholder approval for purposes of Section 312.03 of the NYSE Listed Company Manual of the potential issuance of the shares of common stock underlying the Series A Preferred Stock.
In the event that this Proposal 3 is not approved by our stockholders, we will be obligated under the SPA to seek stockholder approval for the issuance equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock and for the issuance resulting in a change of control of the issuer again in the future.

Potential Adverse Effects — Dilution
If our stockholders vote to approve this Proposal 3, the conversion of the Series A Preferred Stock into shares of common stock will have a dilutive effect on current stockholders in that the percentage ownership of Local Bounti held by such other current stockholders will decline as a result of the issuance of such common stock. Issuance of such common stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.
Required Vote
Approval of the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock for purposes of complying with the NYSE rules, requires an affirmative vote of a majority of the votes cast affirmatively. If you “ABSTAIN” from voting on Proposal 3, the abstention will have no effect on the outcome of the vote to approve the issuance of shares of our common stock upon the conversion of our outstanding Series A Preferred Stock for purposes of complying with the NYSE rules.
The Board recommends a vote “FOR” Proposal 3.

Proposal 4 – Approval of an Amendment to the 2021 Plan regarding Share Increase
Background
Our stockholders are being asked to approve an amendment of our 2021 Plan in the form attached to this proxy statement as Annex A. The proposed amendment is referred to herein as the “2021 Plan Amendment.” The Board approved the 2021 Plan Amendment effective March 31, 2025, subject to stockholder approval.
If the 2021 Plan Amendment is not approved by our stockholders, the 2021 Plan Amendment will have no further force or effect, the 2021 Plan will continue in full force and effect, although there would be fewer shares available for issuance under the 2021 Plan.
We strongly believe that an equity incentive program is a necessary and important incentive and retention tool. We do not currently offer a cash bonus plan to employees and instead rely heavily on equity awards as a key compensation element for employees and to better align the interests of employees with the interests of stockholders generally. If the 2021 Plan Amendment is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted.
As of March 31, 2025, 1,035,326 shares of our common stock remained available under the 2021 Plan for future issuance, which is not sufficient for our needs going forward. If the 2021 Plan Amendment is approved, an additional 2,473,042 shares of our common stock will be reserved for issuance under the 2021 Plan over the current share reserve under the 2021 Plan.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “—Adjustments.”
The 2021 Plan is not being amended in any material respect other than to reflect the changes described above.
Reasons for the Proposed Amendment
The table below presents information about the number of shares remaining available for issuance under the 2021 Plan and the proposed increase in shares authorized for issuance under the 2021 Plan Amendment, each at March 31, 2025. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Shares of common stock available for grant under the 2021 Plan	1,035,326	4.8%	$2,132,771
Proposed increase to share reserve pursuant to amended and restated 2021 Plan	2,473,042	11.6%	$5,094,466

(1)	Based on 21,362,361 shares of our common stock outstanding as of March 31, 2025, assuming conversion of the 10,728,414 outstanding shares of Series A Preferred Stock.
(2)	Based on the closing price of our common stock on March 31, 2025, of $2.06 per share.
In determining whether to approve the 2021 Plan Amendment, the Board considered that:
•
Unless the 2021 Plan Amendment is authorized and approved by our stockholders, we will no longer have sufficient shares available for issuance under the 2021 Plan. As a result, we will be unable to use the 2021 Plan as an incentive and retention tool for employees. Retaining employees benefits all of our stockholders. The increase will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•
We expect the proposed aggregate share reserve under the 2021 Plan Amendment, together with the automatic annual increases, to provide us with sufficient shares in the near term, assuming employee participation consistent with historical levels, depending on the price of our common stock and hiring activity. We cannot predict our future share usage under the 2021 Plan, the future price of our common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the 2021 Plan could last for an unknown amount of time.

•
In setting the size of the share reserve under the 2021 Plan Amendment, as described above, the Board also considered the number of shares issued by our Company under the 2021 Plan since November 19, 2021. Since November 19, 2021, a total of 2,671,911 shares of common stock have been issued under the 2021 Plan. In addition, a total of 2,375,000 shares of common stock have been awarded under the 2021 Plan, assuming amendment by the 2021 Plan Amendment, but which will not be granted until following the approval of Proposal 4 and the filing of a Form S-8 covering the increase in the number of shares being approved in Proposal 4.

•
Considering the factors described above, and that granting equity compensation is vital for attracting and retaining employees in the extremely competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2021 Plan Amendment is reasonable and appropriate at this time.

Description of the 2021 Plan
Below is a summary of the material features of the 2021 Plan. This summary is qualified in its entirety by reference to the 2021 Plan Amendment, a copy of which is attached as Annex A hereto.
Purpose
The 2021 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.
Types of Equity Awards
The Equity 2021 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “equity awards”).
Share Reserve
Number of Shares
Subject to adjustments as set forth in the 2021 Plan, the maximum aggregate number of shares of common stock that may be issued under the 2021 Plan will not exceed 1,439,380 shares, provided, that if the 2021 Plan Amendment is approved, the current maximum will be increased to 3,912,422 shares of common stock and further adjusted by the automatic increase, as described below. The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2021 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2021 Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2021 Plan.
The number of shares available for issuance under the 2021 Plan will automatically be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year, in an amount equal to 4% of the outstanding shares on the last day of the immediately preceding fiscal year, unless the Board determines on or prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock.
Lapsed Awards
To the extent an equity award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the 2021 Plan), the unissued shares that were subject thereto will continue to be available under the 2021 Plan for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award in order to satisfy the exercise or purchase price for such equity award or any withholding taxes due with respect to such equity award will be treated as not issued and will continue to be available under the 2021 Plan for issuance pursuant to future equity awards. Shares issued under the 2021 Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the 2021 Plan. To the extent an equity award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.
Assumption or Substitution of Awards by Local Bounti.
The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition, merger or consolidation of such other company or otherwise, by either: (a) assuming such award under the 2021 Plan or (b) granting an award under the 2021 Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the 2021 Plan will not reduce the number of shares authorized for grant under the 2021 Plan or authorized for grant to a participant in any fiscal year.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2021 Plan. Incentive stock options may only be granted to employees of ours or of our parents or subsidiaries. As of March 31, 2025, there were approximately 110 employees and five non-employee directors eligible to participate in the 2021 Plan.
Administration
The 2021 Plan is administered by the Board or a committee thereof, which committee (as in effect from time to time) will be constituted to satisfy applicable laws (the “Plan Administrator”). Awards granted to an officer or director or any other person whose transactions in the common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the Board.
Subject to the terms of the 2021 Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2021 Plan; (ii) select the service providers to whom equity awards may be granted under the 2021 Plan; (iii) determine the number of shares to be covered by each equity award granted under the 2021 Plan; (iv) approve forms of equity award agreements for use under the 2021 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2021 Plan, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2021 Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2021 Plan and equity awards granted pursuant to the 2021 Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2021 Plan, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2021 Plan; (x) modify or amend each equity award (subject to the terms of the 2021 Plan); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2021 Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the 2021 Plan.
However, to the extent permitted by applicable law and listing requirements, the Board or a committee thereof may delegate to one or more of our directors or officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the 2021 Plan and (b) take any and all actions on behalf of the Board or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Members of the Plan Administrator and its delegates are indemnified and held harmless by Local Bounti from any costs that are imposed on or incurred by such persons in connection with claims due to actions or omissions under the 2021 Plan not attributable to willful misconduct.

Stock Options
Each stock option will be designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option will be stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the equity award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may vest or be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.
If a participant ceases to be a service provider other than for “cause” (as defined in the 2021 Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for cause and the participant will be prohibited from exercising his or her stock option from and after the date of such notification.
Stock Appreciation Rights (SARs)
The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.
Restricted Stock and RSUs
Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan

Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting and such other terms as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. All such dividends or distributions will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid and shall not be paid or distributed unless and until such related shares have vested and been earned.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.
Stock Bonus Awards
A stock bonus award is an award of shares to a participant without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.
Performance Awards
The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenue; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue or revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, operating cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, or completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).

Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), particular segment(s), business unit(s) or product(s) of ours or an individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Outside Director Limitations
Equity awards granted during a single fiscal year under the 2021 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed (i) $1,000,000 in total value for any outside director serving as the lead director of the Board or chair of the Board (including with respect to the first year of service) and (ii) $700,000 in total value for any other outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.
Leaves of Absence/Transfer Between Locations; Time Commitment Change
The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.
If a participant’s regular level of time commitment in performing services to us or an affiliate of ours is reduced after an equity award is granted, the Plan Administrator has the discretion, subject to applicable laws, to (i) proportionately reduce the number of shares or cash amount subject to equity awards that vest or become payable after such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting schedule of the equity award. If the Plan Administrator makes such a reduction, the participant will no longer have any rights to the portion of the equity award that is so reduced.
Nontransferability of Equity Awards
Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, or if we so permit, by beneficiary designation, and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.
Clawback/Recovery
The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the 2021 Plan, an equity award granted under the 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with applicable laws.
Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of the common stock or other securities of us or other significant corporate transaction, or other change affecting the common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2021 Plan and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).
Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the 2021 Plan) each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity award; provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, (subject to applicable laws); (e) the full or partial acceleration of vesting, exercisability, payout or accelerated expiration of an outstanding equity award, lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options and/or SARs prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (g) the cancellation of such outstanding equity awards in exchange for no consideration.
Change in Control
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” (as defined in the 2021 Plan) as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur (unless otherwise determined by the Plan Administrator in connection with a corporate transaction).

Amendment, Termination and Duration of the 2021 Plan
The 2021 Plan will continue in effect unless terminated earlier under the terms of the 2021 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2021 Plan. No incentive stock options may be granted after October 18, 2031. No awards may be granted under the 2021 Plan while the 2021 Plan is suspended or after it is terminated.
U.S. Federal Tax Aspects
A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.
The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.
A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).
A participant who receives RSUs will not have taxable income upon grant of the equity award; instead the participant will be taxed upon settlement of the equity award. The participant will recognize ordinary income upon settlement equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Equity awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.
Prior to the delivery of any shares or cash pursuant to an equity award (or exercise thereof) or prior to any time the equity award or shares are subject to taxation or other tax-related items, we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax-related items or other items that are required to be withheld or deducted or otherwise applicable with respect to such equity award.
The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with an equity award under the 2021 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
2021 Plan Benefits
Awards granted under the 2021 Plan Amendment will be subject to the Administrator’s discretion, and the Administrator has not determined future awards under the 2021 Plan Amendment or who might receive them. As a result, as of the record date, the benefits that will be awarded or paid under the 2021 Plan Amendment are not determinable. As of March 31, 2025, each of our named executive officers and the other groups identified below have been awarded the following shares under the 2021 Plan since November 19, 2021:

# of Shares or Units Granted(1)
Craig Hurlbert, Co-Founder and Executive Chairman	273,846
Kathleen Valiasek, President, Chief Executive Officer, and Chief Financial Officer	460,594
Margaret McCandless, General Counsel and Corporate Secretary	53,846
All named executive officers as a group (3 persons)	788,286
All current directors who are not named executive officers as a group (6 persons)	283,397
All employees who are not named executive officers as a group	1,883,625

(1)
Comprises restricted shares and restricted stock units. No stock options have been granted under the 2021 Plan. In addition, (i) restricted stock units for 1,400,000 shares of common stock and (ii) restricted stock units for 700,000 shares of common stock have been awarded under the 2021 Plan, assuming amendment by the 2021 Plan Amendment, to Ms. Valiasek and Mr. Hurlbert, respectively, but which will not be granted until following the approval of Proposal 4 and the filing of a Form S-8 covering the increase in the number of shares being approved in Proposal 4

Effect of the Proposed Amendment
Approval of this Proposal 4 constitutes approval of the 2021 Plan Amendment as set forth above. If approved by stockholders, an additional 2,473,042 shares of our common stock will be reserved for issuance under the 2021 Plan over the current share reserve under the 2021 Plan.
Required Vote
Approval of the 2021 Plan Amendment requires an affirmative vote of a majority of the voting power of the outstanding shares of our common stock present in person or represented by proxy who are entitled to vote at the meeting. If you “ABSTAIN” from voting on Proposal 4, the abstention will have no effect on the outcome of the vote to approve the 2021 Plan Amendment.
The Board recommends a vote “FOR” Proposal 4.

Where You Can Find More Information
We file electronically with the SEC annual, quarterly, and current reports, proxy statements, and other information. We make available on our website at localbounti.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 17, 2025. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Form 10-K
The proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2024, are available at proxyvote.com and on our website at localbounti.com under the heading “Investors.”
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon their written or oral request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. Requests for copies should be addressed to our Corporate Secretary at the address below:
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention: Corporate Secretary
Telephone: 800-640-4016
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
Other Matters
As of the date of this proxy statement, we have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters should properly come before the Annual Meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

Annex A
Amendment to the
Local Bounti Corporation
2021 Equity Incentive Plan
This Amendment (this “Amendment”) to the Local Bounti Corporation 2021 Equity Incentive Plan (the “Plan”) is dated as of June 11, 2025.
WHEREAS, pursuant to Section 23(a) of the Plan, the Administrator has the authority to amend the Plan, subject to the extent necessary and desirable to comply with Applicable Laws; and
WHEREAS, the Board deems it advisable and in the best interests of Local Bounti and its stockholders to amend the Plan to increase the number of shares for which awards may be granted under the Plan by an additional 2,473,042 shares.
NOW THEREFORE, it is hereby acknowledged and agreed that:
1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have their respective meanings ascribed to them in the Plan.
2.	Amendment. Section 3(a) of the Plan shall be, and is, hereby amended and restated in its entirety as follows:
Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,473,042 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 16 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).
3.
Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.
* * *
A-1

SCAN TO
VIEW MATERIALS & VOTE

LOCAL BOUNTI CORPORATION
490 FOLEY LANE
HAMILTON, MT 59840

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOCL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72023-P30203 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LOCAL BOUNTI CORPORATION

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Pamela Brewster
02) Michael Molnar
03) Matthew Nordby

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V72024-P30203

LOCAL BOUNTI CORPORATION
Annual Meeting of Stockholders
June 11, 2025 9:00 AM MDT
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Kathleen Valiasek and Margaret McCandless, or either of them, as proxies, each with the power to appoint their substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Local Bounti Corporation that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM MDT on June 11, 2025 at www.virtualshareholdermeeting.com/LOCL2025, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side